UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,        08837

(Address of Principal Executive Offices)         (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

343 Thornall Street, Edison, New Jersey,        08837

(Address of Principal Executive Offices)         (Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into A Material Definitive Agreement.

On March 15, 2007, M-C 125 Broad A L.L.C. and M-C 125 Broad C L.L.C., each a wholly-owned subsidiary of Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership through which Mack-Cali Realty Corporation (the “General Partner”) conducts its real estate activities, entered into an Agreement of Purchase and Sale (the “New York Purchase Agreement”) with SLG Broad Street 125 A LLC and SLG Broad Street 125 C LLC, each a wholly-owned subsidiary of SL Green Realty Corp. (“SL Green”), to acquire two condominium units (the “Units”) representing a 39.6% ownership interest in the 40-story class A office building located at 125 Broad Street in New York City (the “New York Property”).  The Units represent an aggregate of approximately 524,500 square feet of commercial space in the New York Property and encompass level C-3 and floors 2 through 16 of the 40-story building, including 303,900 square feet leased to Citigroup.  Also on March 15, 2007, and simultaneous with the execution of the New York Purchase Agreement, 500 West Putnam, L.L.C., a wholly-owned subsidiary of the Operating Partnership, entered into a separate Agreement of Purchase and Sale (the “Connecticut Purchase Agreement”) with SLG 500 West Putnam LLC, a wholly-owned subsidiary of SL Green, to sell the Operating Partnership’s class A office building located at 500 West Putnam Avenue in Greenwich, Connecticut, aggregating 121,411 square feet (the “Connecticut Property”).

The New York Property is being acquired by the Operating Partnership for aggregate purchase consideration of $273 million in cash, or, at the election of the Operating Partnership, approximately $199.2 million in cash and the assumption of approximately $73.8 million of debt comprised of an outstanding non-recourse first mortgage loan on the New York Property.  The Connecticut Property is being sold by the Operating Partnership for aggregate purchase consideration of $56 million, consisting of approximately $31 million in cash and the assumption by SL Green or its affiliates of approximately $25 million of debt comprised of an outstanding non-recourse first mortgage loan on the Connecticut Property.

Subject to certain approvals, the Operating Partnership will serve as managing agent for the Units in the New York Property and an affiliate of SL Green will continue to act as condominium manager of the New York Property.

Each of the New York Purchase Agreement and Connecticut Purchase Agreement is subject to numerous customary undertakings, covenants, obligations and conditions. In connection with the New York Purchase Agreement, the Operating Partnership has deposited $13.65 million with an escrow agent. Concurrently with its execution of the Connecticut Purchase Agreement, SL Green deposited $2.8 million with an escrow agent.  The acquisition of the New York Property and the disposition of the Connecticut Property are expected to simultaneously close in the second quarter of 2007 and the completion of each such transaction is a condition of the other.  The Operating Partnership expects to fund its cash portion of the purchase consideration under the New York Purchase Agreement primarily by drawing funds from its $600 million unsecured revolving credit facility.

On March 21, 2007, the General Partner issued a press release announcing these transactions, a copy of which is filed herewith as exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated March 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: March 21, 2007	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel
And Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: March 21, 2007	By:	/s/ ROGER W. THOMAS
Roger W. Thomas
Executive Vice President, General Counsel
And Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mack-Cali Realty Corporation dated March 21, 2007.